  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 1996
                                                     REGISTRATION NO. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  -----------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  -----------
                           ASTEA INTERNATIONAL INC.
            (Exact name of Registrant as specified in its charter)

         DELAWARE                     7372                   23-2119058
      (State or Other           (Primary Standard         (I.R.S. Employer
       Jurisdiction                Industrial          Identification Number)
    of Incorporation or        Classification Code
       Organization)                 Number)

                           ASTEA INTERNATIONAL INC.
                           455 BUSINESS CENTER DRIVE
                               HORSHAM, PA 19044
                                (215) 682-2500
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                                  -----------
            ZACK B. BERGREEN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           ASTEA INTERNATIONAL INC.
                           455 BUSINESS CENTER DRIVE
                               HORSHAM, PA 19044
                                (215) 682-2500
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                  -----------
                                  Copies to:
        CAESAR J. BELBEL, ESQ.                    JOHN HESSION, ESQ.
       Astea International Inc.            Testa, Hurwitz & Thibeault, LLP
         55 Middlesex Turnpike                     125 High Street
     Bedford, Massachusetts 01730            Boston, Massachusetts 02101

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                  PROPOSED         PROPOSED
                                  AMOUNT      MAXIMUM OFFERING      MAXIMUM
  TITLE OF SHARES                  TO BE           PRICE           AGGREGATE        AMOUNT OF
  TO BE REGISTERED              REGISTERED(1)  PER SHARE(1)   OFFERING PRICE(1) REGISTRATION FEE
- -------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
 per share.....................   1,500,000        $6.625         $9,937,500        $3,427.00

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) The price of $6.625 per share, which was the averages of the high and low prices of the Common Stock reported on the Nasdaq National Market on September 10, 1996, is set forth solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.
                                  -----------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                             PRELIMINARY PROSPECTUS

                                                           Subject to Completion
                                                              September 13, 1996

                            ASTEA INTERNATIONAL INC.

                                1,500,000 SHARES

                                  COMMON STOCK

                                 ------------

  This Prospectus relates to the resale of up to an aggregate of 1,500,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Astea International Inc. ("Astea" or the "Company") which were issued to the stockholders (the "Selling Stockholders") of Bendata, Inc. ("Bendata") in connection with the Company's merger with Bendata. The Shares may be sold from time to time by the Selling Stockholders in brokers' transactions, to market makers or in block placements, at market prices prevailing at the time of sale or at prices otherwise negotiated. See "Selling Stockholders" and "Plan of Distribution."

  The Company will not receive any of the proceeds from the sale of the Shares being sold by the Selling Stockholders. The Company has agreed to bear the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume brokerage commissions or similar charges incurred in the sale of the Shares. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

  The Company's Common Stock is traded on the Nasdaq National Market under the symbol "ATEA." On September 11, 1996, the last reported sale price of the Common Stock was $6.50 per share, as reported by the Nasdaq National Market.

                                 ------------

  THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 4.

                                 ------------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CON-
   TRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER  , 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding the Company. The address of such site on the World Wide Web is: http://www.sec.gov. The Common Stock of the Company is quoted on The Nasdaq National Market and such material may also be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

  The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such agreement filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus as of their respective dates (File No. 0-26330):

  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

  2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996.

  3. The Company's Current Report on Form 8-K dated as of February 27, 1996 regarding the Company's merger with Bendata and certain affiliated entities.

  4. The Company's Current Report on Form 8-K/A (Amendment No. 1 to Form 8-K dated as of February 27, 1996) dated as of May 2, 1996, including pro forma financial statements in connection with the Company's merger with Bendata and certain affiliated entities.

  5. The Company's Current Report on Form 8-K dated as of July 12, 1996 regarding the Company's acquisition of Abalon AB and certain affiliated entities.

  6. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996.

  7. The Company's Current Report on Form 8-K/A (Amendment No. 1 to Form 8-K dated as of July 12, 1996) dated as of September 11, 1996 regarding the Company's acquisition of Abalon AB and certain affiliated entities.

  8. The description of the Company's Common Stock, $.01 par value per share, contained in the Registration Statement on Form 8-A filed under the Exchange Act and declared effective on July 26, 1995, including any amendment or report filed for the purpose of updating such description.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering of the Shares, shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be directed to Astea International Inc., Attention: Leonard W. von Vital, Chief Financial Officer. Telephone requests may be directed to Leonard W. von Vital at (215) 682-2500. Unless the context requires otherwise, references in this Prospectus to the "Company" or "Astea" refer to Astea International Inc. and its subsidiaries.

                                  TRADEMARKS

  Astea International(TM), the Astea logo, ACES(TM), Astea(TM), DISPATCH-1(TM), FLS(TM), HEAT(TM), HEATLINK(TM) and PowerSales(TM) are unregistered trademarks of the Company. The Company has filed United States trademark applications for PowerSales, Servlink, Astea, PowerService, AsteaObjects, PowerSupport and
Astea (stylized). The Company has a registered trademark for Dispatch-Plus(R), PowerHelp(R), SellPlan(R) and Xancus(R). This Prospectus also includes trade names and trademarks of entities other than the Company.

                                  THE COMPANY

  Astea develops, markets and supports a suite of applications for the customer interaction software market. The Company's flagship product, DISPATCH-1, helps organizations with complex and geographically dispersed field service operations automate and manage call center operations among customers, headquarters, branch offices and the field. The Company's PowerHelp product is a flexible solution designed for telephone-based and on-line external customer support operations. With PowerHelp's multimedia capabilities, Astea's client organizations can automate, diagnose and resolve customer support problems using graphics, video, audio, scanned images and animation to facilitate problem diagnosis and resolution. PowerSales, which is currently under development, is a sales opportunity management application for mobile and home-office sales personnel requiring remote and local access to customer and enterprise information.

  In February 1996, the Company merged with Bendata, a provider of internal help desk software products and related services. Bendata's HEAT family of software applications provide a flexible and customizable problem management solution for automating an organization's internal help desk operations. In June 1996, the Company acquired Abalon AB ("Abalon"), a Swedish company which develops and markets sales force automation products for the customer interaction software market.

  The Company was incorporated in Pennsylvania in 1979 under the name of Applied System Technologies, Inc., and in 1992, the Company changed its name to Astea International Inc. In May 1995, the Company reincorporated in Delaware. The Company's principal executive offices are located at 455 Business Center Drive, Horsham, PA 19044 and its telephone number is (215) 682-2500.

                                 RISK FACTORS

  In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered hereby.

  DEPENDENCE ON PRINCIPAL PRODUCT. In each of 1993, 1994 and 1995, more than 90%, 67% and 71%, respectively, of the Company's total revenues were derived from the licensing of DISPATCH-1 and the provision of professional services in connection with the implementation, deployment and maintenance of DISPATCH-1 installations. The Company's future success will depend in part on its ability to reduce its reliance on revenues generated by DISPATCH-1, by increasing licenses of PowerHelp, the HEAT products, the Abalon products and other offerings, and developing new products and product enhancements, such as PowerSales, the Company's planned sales force automation product currently under development, to complement its existing field service and customer support offerings. There can be no assurance that the Company will be able to successfully introduce PowerSales or develop any new products and product enhancements in order to increase sales of other products and reduce its reliance on licenses of DISPATCH-1 and related professional services revenue. As a result, any factor adversely affecting DISPATCH-1 licenses or related services would have a material adverse effect on the Company's business and results of operations.

  DEPENDENCE ON LARGE LICENSE FEE CONTRACTS AND CONCENTRATION OF
CUSTOMERS. The Company's revenues are dependent, in important part, on large license fee contracts from a limited number of customers. In 1995, one customer accounted for more than 19% of the Company's total revenues. In 1994, there were no customers which accounted for more than 10% of the Company's total revenues. In 1993, two customers each accounted for more than 10% of the Company's total revenues. In 1993, 1994 and 1995, approximately 37%, 31% and 37%, respectively, of the Company's total revenues were attributable to five or fewer clients. The Company believes that revenue derived from current and future large customers will continue to represent a significant proportion of its total revenues. The loss of, or reduced demand for products or related services from, any of the Company's major customers could have a material adverse effect on the Company's business and results of operations.

  FLUCTUATIONS IN QUARTERLY OPERATING RESULTS MAY BE SIGNIFICANT. The Company's quarterly operating results have in the past varied significantly and are likely to vary significantly in the future depending on factors such as the size and timing of revenue from significant orders, the recognition of revenue from such orders, the timing of new product releases and market acceptance of these new releases, increases or other changes in operating expenses, the level of product and price competition, the seasonality of its business and general economic factors. The timing and size of licenses for new orders has in the past varied significantly from quarter to quarter. As a result of the application of the revenue recognition rules applicable to the Company's licenses under generally accepted accounting principles, the Company's license revenues may be recognized in periods after that in which the respective licenses were signed. The Company believes that the concentration of business activity in specific quarterly periods is also affected by customers' buying patterns and budgeting cycles, as well as general economic factors. Thus, the Company's results of operations may vary seasonally in accordance with licensing activity or otherwise, and will also depend upon its recognition of revenue from such licenses from time to time. Due to the relatively fixed nature of certain of the Company's costs throughout each quarterly period, including personnel and facilities costs, a decline of revenues in any quarter typically results in lower profitability in that quarter. In addition, as a result of the merger with Bendata and the Abalon acquisition, the difficulty of integrating several businesses, including their respective products, services and personnel, may increase the likelihood of fluctuations in quarterly operating results in future periods. There can be no assurance that the Company will be profitable or avoid losses in any future period, and the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance.

  LENGTHY SALES CYCLE. The purchase of client/server enterprise software such as DISPATCH-1 generally involves a significant commitment of capital, with attendant delays frequently associated with large capital expenditures and implementation procedures within an organization. For these and other reasons, the sales cycle associated with the purchase of client/server enterprise software, and consequently purchases of the Company's products, are typically lengthy and subject to a number of significant risks, including customers' budgetary constraints and internal acceptance reviews, over which the Company has little or no control. Based upon all of the foregoing, the Company believes that the Company's quarterly revenues, expenses and operating results are likely to vary significantly in the future, that period-to-period comparisons of its results of operations are not necessarily meaningful and that, in any event, such comparisons should not be relied upon as indications of future performance.

  COMPETITION IN THE CUSTOMER INTERACTION SOFTWARE MARKET IS INTENSE. The customer interaction software market is intensely competitive. The Company's competitors include Clarify, Remedy, Scopus, Vantive, and a number of smaller privately-held companies which generally focus only on discrete areas of the customer interaction software marketplace. In the field service marketplace, the Company's principal competition comes from numerous small, privately-held companies. In the external customer support market, certain competitors of the Company are more established and benefit from greater market or name recognition. In the internal help desk market, the Company faces significant competition from certain well established private and public companies. Because the barriers to entry in the customer interaction software market are relatively low, new competitors may emerge with products that are superior to the Company's products in performance, functionality or ease-of-use, or that achieve greater market acceptance. The Company believes that there already exist well-established competitors for the Company's proposed PowerSales offering and the Abalon products. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could materially adversely affect the Company's business and results of operations. The Company's future success will depend in large part upon its ability to attract new customers, license additional products, and deliver product enhancements and professional services to existing and new customers. There can be no assurance that future competition will not have a material adverse effect on the Company's business and results of operations.

  FAILURE TO INTEGRATE VARIOUS PRODUCT OFFERINGS. The Company believes that significant market opportunities exist for a provider of fully integrated field service, customer support and sales force automation software. One of the Company's business strategies is to fully integrate its DISPATCH-1, PowerHelp and PowerSales product offerings. PowerSales is currently under development, and to date, the Company has experienced delays in integrating PowerSales with its other product offerings due in part to delays in the availability and development of third party developmental tools. There can be no assurance that such tools will become available in a timely fashion, or that, if available, the Company will be successful in integrating PowerSales with its other product offerings. In addition, as a result of its merger with Bendata and acquisition of Abalon in the first half of 1996, the Company acquired both Bendata's HEAT products and Abalon's SellPlan marketing and sales automation products. There can be no assurance that the Company will be able to fully integrate its field service, customer support and sales force and marketing applications, including the HEAT and SellPlan products, or that achieving such integration will enable the Company to improve its competitive position in the customer interaction software market. The Company's inability to further integrate its products could have a material adverse effect on the Company's business and results of operations.

  MARKET ACCEPTANCE. Continued acceptance of Astea's products by existing and potential customers is critical to the success of the Company's overall strategy of increasing its penetration of the field service and external customer support markets and entering the sales force automation market. The Company believes that a number of factors will determine such acceptance: product performance, ease of adoption, migration from host-based to client/server computing environments and interoperability with diverse hardware platforms, network servers and databases. Any failure of the Company's products to achieve or sustain market acceptance, or of the Company to sustain its current position in the field service market, would have a material adverse effect on the Company's business and results of operations.

  DEPENDENCE ON GROWTH OF CLIENT/SERVER COMPUTING ENVIRONMENT. DISPATCH-1 is designed for use by organizations employing either host-based or client/server computing solutions, and PowerHelp, PowerSales the HEAT products and the Abalon products are designed for use by organizations employing client/server computing solutions. The Company's business strategy assumes that the market for the Company's products will expand as businesses migrate from host-based to client/server computing environments. The Company's future results of operations will depend in large part on continued growth in the number of organizations adopting client/server computing solutions and the development of applications for use in those environments. The Company's future financial performance also will depend in large part on the continued reliance on third party vendors such as Astea for client/server software applications. There can be no assurance that the client/server computing trends anticipated by the Company will occur or that the Company will be able to respond effectively to the evolving requirements of this market. If the client/server market fails to grow or grows more slowly than management anticipates, the Company's business and results of operations would be materially adversely affected.

  RAPID TECHNOLOGICAL CHANGE; DEVELOPMENT OF NEW PRODUCTS. The client/server application software market is subject to rapid technological change, frequent new product introductions and evolving technologies and industry standards that may render existing products and services obsolete. While the Company is not aware of any emerging products that are likely to render its existing products obsolete, there can be no assurance that the Company's products could not suffer such obsolescence.

  Because of the rapid pace of technological change in the application software industry, the Company's current market position in field services, external customer support or other markets that it may enter could be eroded rapidly by product advancements. The Company's application environment relies primarily on software development tools from Progress Software Corporation and PowerSoft Corporation, a subsidiary of Sybase. If alternative software development tools were to be designed and generally accepted by the marketplace, the Company could be at a competitive disadvantage relative to companies employing such alternative developmental tools. In addition, the Company's products must keep pace with technological developments and conform to evolving technologies and standards, including developments within the client/server computing environment, and must address increasingly sophisticated customer needs. Such developments may require, from time to time, substantial capital investments by the Company in product development and testing. The Company intends to continue its commitment to research and development and its efforts to develop new products and product enhancements. There can be no assurance that the Company will have sufficient resources to make the necessary investments. Also, there can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products and product enhancements, that new products and product enhancements will meet the requirements of the marketplace and achieve market acceptance, or that the Company's current or future products will conform to industry requirements.

  Certain of the Company's clients request customization of the Company's software products to address unique characteristics of their businesses or computing environments. The Company's commitment to customization could place a burden on the Company's client support resources or delay the delivery or installation of products which, in turn, could materially adversely affect the Company's relationship with significant clients or otherwise adversely affect its business and results of operations. In addition, the Company could incur penalties or reductions in revenues for failures to develop or timely deliver new products or product enhancements under development agreements and other arrangements with customers.

  RISKS ASSOCIATED WITH INTERNATIONAL SALES. Prior to 1995, the Company derived no significant revenues from international operations. In 1995, international sales represented approximately 21% of the Company's total revenues. Since 1994, the Company has established international offices in Australia, New Zealand, the United Kingdom, France, Germany, The Netherlands, Hong Kong, Israel and Singapore. With the merger with Bendata in February 1996, the Company added an office in Swindon, England consisting of 21 employees. With the acquisition of Abalon in June 1996, the Company added an office in Bromma, Sweden consisting of 58 employees. The Company also has international distributors located in Australia, New Zealand, Canada,

Stockholm, The Netherlands, Israel, Japan and South Africa. The Company expects that international sales will continue to be a significant and growing component of its business. The Company believes that international expansion is desirable because of the potential size of the overseas market and the increasing tendency of companies to require global computing capability. International sales are subject to a variety of risks, including difficulties in establishing and managing international distribution channels and in translating products into foreign languages. International operations also encounter difficulties in collecting accounts receivable, staffing and managing personnel and enforcing intellectual property rights. Other factors that can also adversely affect international operations include fluctuations in the value of foreign currencies and currency exchange rates, changes in import/export duties and quotas, introduction of tariff or non-tariff barriers, potentially adverse tax consequences, possible recessionary environments in economies outside the United States, and economic or political changes in international markets. In addition, as the Company increases its international sales, its total revenues may also be affected to a greater extent by seasonal fluctuations resulting from lower sales that typically occur during the summer months in Europe and other parts of the world.

  DEPENDENCE ON LICENSED TECHNOLOGY. The Company's proposed PowerSales offering, which is currently under development, is licensed from a small, privately-held third party under a reciprocal license agreement pursuant to which the Company has licensed PowerHelp to such third party. During the initial three-year period under the reciprocal license agreement, the Company is permitted to market PowerSales only in connection with its other products and is restricted from transferring rights to the source code. After the expiration of such three-year period, the Company has the right to modify and use PowerSales on a nonexclusive basis and without restriction.

  Under the reciprocal license agreement, the third party has all of the same rights and obligations with respect to Astea's PowerHelp product that Astea has with respect to the PowerSales product owned by the third party. For example, it has the right, during the term of the agreement, to reproduce, develop, market, sublicense, sell and distribute Astea's PowerHelp product, in exchange for the payment of royalties to Astea. The third party also has the right to acquire from Astea at a fixed price a perpetual, nonexclusive license to PowerHelp, including full rights to the PowerHelp source code. The third party's rights under the agreement to Astea's PowerHelp product are transferable in connection with a sale of the third party.

  The Company does not believe that the restrictions on the use of PowerSales during the three-year period will adversely affect its ability to develop and market PowerSales or that the third party's rights to PowerHelp will adversely affect the Company because of the Company's reputation, sales and marketing expertise and the relative size of and number of competitors in the external customer support market. There can be no assurances, however, that the restrictions in the agreement will not hinder the Company's marketing of PowerSales or that the third party's products derived from PowerHelp and PowerSales will not compete successfully with the Company's products. The Company believes that the cost associated with the license of the PowerSales software is not material to its results of operations.

  MANAGEMENT OF GROWTH. The Company has recently experienced rapid growth and expansion, including through its recent merger with Bendata and acquisition of Abalon, which has placed, and will continue to place, a significant strain on its administrative, operational and financial resources and increased demands on its systems and controls. This growth has resulted in a continuing increase in the level of responsibility for existing management personnel and the hiring of significant new management personnel. For example, two of the Company's current seven executive officers recently joined the Company in April 1996. The Company is still in the process of integrating these new officers into its senior management team. The Company anticipates that any continued growth will require it to recruit and hire a substantial number of new employees, particularly professional services and sales and marketing personnel, as well as development engineers. There can be no assurance that the Company will be successful in hiring, integrating or retaining such personnel. The Company's ability to manage its growth successfully will require the Company to continue to expand and improve its operational, management and financial systems and controls. Any inability of the Company to manage growth effectively, hire and integrate necessary personnel, as well as integrate the sales and marketing organizations of the Company and its Bendata subsidiary as required could have a material adverse effect on the Company's business and results of operations.

  RISKS ASSOCIATED WITH MERGERS AND ACQUISITIONS. The Company merged with Bendata in March of 1996 and acquired Abalon in June of 1996. The successful integration of the Company's business with the businesses of Bendata and Abalon is important for the future financial performance of the combined company. Because Bendata's and Abalon's products are primarily targeted to different segments of the customer interaction software market than that served by the Company in the past, the process of integration may require adaptation in the Company's operating methods and strategies. In addition, failure of the Company to adequately integrate certain key employees of Bendata and Abalon into the Company's business could have a material adverse effect on the Company's business and results of operations.

  Management may from time to time consider other acquisitions of assets or businesses that will enable the Company to acquire complementary skills and capabilities, offer new products, expand its customer base or obtain other competitive advantages. There can be no assurance that the Company will be able to successfully identify suitable acquisition candidates, obtain financing on satisfactory terms, complete acquisitions, integrate acquired operations into its existing operations or expand into new markets. Acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, and amortization expense related to intangible assets acquired, any of which could materially adversely affect the Company's business and results of operations. Acquisitions, including the Company's recent acquisitions of Bendata and Abalon, involve a number of potential risks, including difficulties in the assimilation of the acquired Company's operations and products, diversion of management's resources, uncertainties associated with operating in new markets and working with new employees and customers, and the potential loss of the acquired company's key employees. There can also be no assurance that the Bendata and Abalon acquisitions and future acquisitions, if any, will not have a material adverse effect upon the Company's business and results of operations. Once integrated, acquired operations may not achieve levels of revenues, profitability or productivity comparable to those achieved by the Company's existing operations, or otherwise perform as expected. The Company is not currently engaged in negotiations with respect to any acquisition and does not currently have any agreements, arrangements or understandings with respect to any particular acquisition.

  DEPENDENCE ON KEY PERSONNEL. The Company's success to date has been largely dependent upon the skills and efforts of Zack B. Bergreen, its founder, President and Chief Executive Officer, and other key officers and employees. None of the senior management or other key employees of the Company is subject to any employment contract. The loss of services of any of its officers or other key personnel could have an adverse effect on the operations of the Company. While none of the Company's executive officers is a party to an employment agreement, the Company is a party to non-competition agreements with each of its executive officers, other than Mr. Bergreen. The laws governing such agreements are in continual flux, however, and the enforceability of such agreements in each jurisdiction in which enforcement might be sought is uncertain. The inability of the Company to hire talented personnel or the loss of key employees could have a material adverse effect on the Company's business and results of operations.

  COMPETITION FOR EMPLOYEES. The future success of the Company will depend in large part on its ability to attract and retain talented and qualified employees, including highly skilled management personnel. Competition in the recruiting of highly-qualified personnel in the software industry is intense. From time to time the Company has experienced difficulty in recruiting talented and qualified employees, particularly for its professional services organization. The Company's inability to recruit additional professional services or other necessary personnel could have a material adverse effect on the Company's business and results of operations. There can be no assurance that the Company will be able to attract, motivate and retain personnel with the skills and experience needed to successfully manage the Company's business and operations.

  CONCENTRATION OF OWNERSHIP. Zack B. Bergreen, the Company's President and Chief Executive Officer, as of June 30, 1996, beneficially owned approximately 52% of the outstanding Common Stock of the Company. As a result, Mr. Bergreen may exercise significant control over the Company through his ability to influence and, under certain circumstances, control, the election of directors and all other matters that require action by the Company's stockholders. Under certain circumstances, Mr. Bergreen could prevent or delay a change of control of the Company which may be favored by a significant portion of the Company's other stockholders, or cause a change of control not favored by the majority of the Company's other stockholders. Mr. Bergreen's ability under certain circumstances to influence, cause or delay a change in control of the Company also may have an adverse effect on the market price of the Company's Common Stock.

  DEPENDENCE ON PROPRIETARY TECHNOLOGY. The Company's success is heavily dependent upon proprietary technology. The Company's products are licensed to customers under signed license agreements containing, among other things, provisions protecting against the unauthorized use, copying and transfer of the licensed program. In addition, the Company relies on a combination of trade secret, copyright and trademark laws and non-disclosure agreements to protect its proprietary rights in its products and technology. There can be no assurance that such measures are adequate to protect the Company's proprietary technology. In addition, there can be no assurance that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technologies.

  In addition, although the Company believes that its products and technologies do not infringe on any existing proprietary rights of others, and although there are no pending lawsuits against the Company regarding infringement of any existing patents or other intellectual property rights or any notices that the Company is infringing the intellectual property rights of others, there can be no assurance that such infringement claims will not be asserted by third parties in the future. If any such claims are asserted, there can be no assurance that the Company will be able to defend such claim or obtain licenses on reasonable terms. The Company's involvement in any patent dispute or other intellectual property dispute or action to protect trade secrets and know-how may have a material adverse effect on the Company's business and results of operations. Adverse determinations in any litigation may subject the Company to significant liabilities to third parties, require the Company to seek licenses from third parties and prevent the company from manufacturing and selling its products. Any such situations can have a material adverse effect on the Company's business and results of operations.

  POSSIBLE VOLATILITY OF STOCK PRICE. The market price of the Common Stock could be subject to significant fluctuations in response to, and may be adversely affected by, variations in quarterly operating results, changes in earnings estimates by analysts, developments in the software industry, adverse earnings or other financial announcements of the Company's customers and general stock market conditions as well as other factors. In addition, the stock market has experienced extreme price and volume fluctuations from time to time which have, in certain circumstances, borne no meaningful relationship to performance.

  SHARES ELIGIBLE FOR FUTURE SALE. Sales of substantial numbers of shares of the Company's Common Stock in the public market or the perception that such sales could occur could adversely affect the market price of the Common Stock.

  ANTI-TAKEOVER EFFECT OF CHARTER PROVISIONS AND BY-LAWS; AVAILABILITY OF PREFERRED STOCK FOR ISSUANCE. The Company's Certificate of Incorporation and By-Laws contain provisions that could discourage a proxy contest or make more difficult the acquisition of a substantial block of the Company's Common Stock, including provisions that allow the Board of Directors to take into account a number of non-economic factors, such as the social, legal and other effects upon employees, suppliers, customers and creditors, when evaluating offers for acquisitions of the Company. Such provisions could limit the price that investors might be willing to pay in the future for shares of the Company's Common Stock. The Board of Directors is authorized to issue, without stockholder approval, up to 5,000,000 shares of Preferred Stock of the Company (the "Preferred Stock") with voting, conversion and other rights and preferences that may be superior to the Common Stock and that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of Preferred Stock or of rights to purchase Preferred Stock could be used to discourage an unsolicited acquisition proposal.

  ABSENCE OF DIVIDENDS. The Company does not anticipate paying any dividends on its Common Stock in the foreseeable future.

                                USE OF PROCEEDS

  The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                             SELLING STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Shares as of June 30, 1996 and the number of Shares which may be offered for the account of the Selling Stockholders or their transferees or distributees from time to time. The shares may be offered from time to time by any of the Selling Stockholders. Because the Selling Stockholders may sell all or any part of their Shares pursuant to this Prospectus, no estimate can be given as to the number of Shares that will be held by each Selling Stockholder upon termination of this offering. The amounts set forth below are to the best of the Company's knowledge. See "Plan of Distribution."

                     NUMBER OF SHARES BENEFICIALLY NUMBER OF SHARES WHICH MAY
SELLING STOCKHOLDER     OWNED PRIOR TO OFFERING    BE SOLD IN THIS OFFERING(1)
- -------------------  ----------------------------- ---------------------------
Ronald J. Muns                 1,366,270                    1,366,270
Randall Casto                    118,806                      118,806
David Russell                     14,924                       14,924

- --------
(1) Includes an aggregate of 150,000 Shares which are held in escrow pursuant to the terms of an Escrow Agreement dated as of February 27, 1996 among Astea, the Selling Stockholders and certain other parties (the "Escrow Agreement"). Such Shares may not be released from escrow and sold hereunder except in compliance with all terms and conditions of the Escrow Agreement.

  Messrs. Muns and Russell are employees of the Company. Mr. Casto is a former employee of the Company.

  In February 1996, the Company merged with Bendata (the "Bendata Merger"), a provider of internal help desk software products and related services, through the issuance of 1,500,000 shares of its Common Stock. Pursuant to the terms of the Escrow Agreement, approximately 150,000 of the 1,500,000 shares (the "Escrow Shares") of Common Stock issued in the Bendata Merger were placed in escrow (the "Escrow") to satisfy indemnification claims brought by Astea against the Selling Stockholders based on a breach of any of the representations and warranties relating to the business of Bendata. This Prospectus relates to the sale of the Escrow Shares solely to the extent that such Escrow Shares are released from the Escrow in accordance with the terms and conditions of the Escrow Agreement.

  In connection with the Bendata Merger, the Company also entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Selling Stockholders pursuant to which the Selling Stockholders were granted certain registration rights with respect to the 1,500,000 Shares of Common Stock issued to the Selling Stockholders. Pursuant to the Registration Statement of which this Prospectus is a part, the Company is fulfilling its obligations under the terms of the Registration Rights Agreement by registering for resale all 1,500,000 Shares that were issued to the Selling Stockholders.

  The Bendata Merger is more fully described in the Company's Current Report on Form 8-K dated February 27, 1996, as amended, which Form 8-K is incorporated herein by reference.

                             PLAN OF DISTRIBUTION

  The Shares offered hereby are being sold by the Selling Stockholders for their own accounts. The Company will not receive any of the proceeds from this offering.

  The Shares covered by this Prospectus may be sold by the Selling Stockholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Shares may be sold by one or more of the following: (a) one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the Shares held by a Selling Stockholder as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers will receive compensation in negotiated amounts in the form of discounts, concessions, commissions or fees from the Selling Stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Such brokers or dealers or other participating brokers or dealers and the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with such sales.

  Any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this Prospectus.

  The Company intends to maintain the effectiveness of this Prospectus for approximately twenty-four months or such longer period as is required to satisfy the Company's obligations under the Registration Rights Agreement with the Selling Stockholders; provided, however, that, under certain circumstances set forth in the Registration Rights Agreement, including, without limitation, the Company's determination that it is in possession of material nonpublic information that it determines in good faith it is not advisable to disclose in a registration statement but which information would otherwise be required by the Securities Act to be disclosed in a registration statement, then the Company may by written notice suspend the right of the Selling Stockholders to sell shares pursuant to this registration statement for up to 90 days.

  The Registration Rights Agreement provides that the Company will indemnify the Selling Stockholders for any losses incurred by them in connection with actions arising from any untrue statement of a material fact in the Registration Statement or any omission of a material fact required therein, unless such statement or omission was made in reliance on written information furnished to the Company by the Selling Stockholders. Similarly, such agreement provides that each Selling Stockholder will indemnify the Company and its officers and directors for any losses incurred by them in connection with any actions arising from any untrue statement of material fact in the Registration Statement or any omission of a material fact required therein, if such statement or omission was made in reliance on written information furnished to the Company by such Selling Stockholders. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

  The Company will inform the Selling Stockholders that the antimanipulative rules under the Securities and Exchange Act of 1934 (Rules 10b-5 and 10b-6) may apply to sales in the market and will furnish upon request the Selling Stockholders with a copy of these Rules. The Company will also inform the Selling Stockholders of the need for delivery of copies of this Prospectus.

                                 LEGAL MATTERS

  The issuance of the Shares will be passed upon for the Company by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                    EXPERTS

  The consolidated financial statements of the Company for the years ended December 31, 1995 and 1994 incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants. The combined financial statements of the Company for the year ended December 31, 1993 incorporated by reference in this Registration Statement have been audited by Shechtman, Marks, Devor & Etskovitz, P.C., independent public accountants. The combined financial statements of Bendata for the year ended December 31, 1995 incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants. The consolidated financial statements of E.L.G. Data AB for the year ended December 31, 1995 incorporated by reference in this Registration Statement have been audited by Price Waterhouse, independent public accountants. The consolidated financial statements of E.L.G. Data AB for the year ended December 31, 1994 incorporated by reference in this Registration Statement have been audited by Ernst & Young, independent public accountants. The financial statements referred to above are incorporated by reference in this Registration Statement in reliance upon the authority of said firms as experts in giving said reports.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CON-NECTION WITH THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING STOCKHOLDER OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE AS OF WHICH INFORMATION IS SET FORTH HEREIN.

                                 ------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Information Incorporated by Reference......................................   2
Trademarks.................................................................   3
The Company................................................................   3
Risk Factors...............................................................   4
Use of Proceeds............................................................  10
Selling Stockholders.......................................................  10
Plan of Distribution.......................................................  11
Legal Matters..............................................................  12
Experts....................................................................  12

                                 ------------



- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                               1,500,000 SHARES

                           ASTEA INTERNATIONAL INC.

                                 COMMON STOCK


                                 ------------
                                  PROSPECTUS
                                 ------------



                               SEPTEMBER  , 1996

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Estimated expenses (other than underwriting discounts and commissions) payable in connection with the sale of the Common Stock offered hereby are as follows:

  SEC Registration fee.................................................. $ 3,427
  Legal fees and expenses...............................................  10,000
  Accounting fees and expenses..........................................  10,000
  Printing fees and expenses............................................   5,000
  Miscellaneous.........................................................     573
                                                                         -------
    Total............................................................... $29,000

  The Company will bear all expenses shown above. All amounts other than the SEC Registration fee are estimated solely for the purposes of the Offering.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As permitted by the Delaware Law, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the company or its stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (d) for any transaction from which the director derives an improper personal benefit. In addition, the Company's By-laws provide for indemnification of the Company's officer and directors to the fullest extent permitted under Delaware law. Section 145 of the Delaware Law provides that a corporation may indemnify any persons, including officers and directors who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officer or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in Securities Act and is therefore unenforceable.

  The Underwriting Agreement executed in connection with the Company's initial public offering provides that the Underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 to the Company's Registration Statement on Form S-1 (File No. 33-92778).

  The Company maintains directors and officers liability insurance for the benefit of its directors and officers.

ITEM 16. EXHIBITS

  (a)Exhibits:

EXHIBIT NO.  DESCRIPTION
- -----------  -----------
2.1          Agreement and Plan of Merger among the Company, Bendata, Inc., Bendata (UK) Limited LLC,
             BDI Acquisition Corp., Ronald J. Muns, Randall W. Casto, and David Russell, dated as of
             February 26, 1996 (filed as Exhibit 7.01 to the Company's Report on Form 8-K, filed on
             March 1, 1996 (the "Report on Form 8-K") and incorporated herein by reference).
4.1          Specimen certificate representing the Common Stock (filed as Exhibit 4.1 to the Company's
             Registration Statement on Form S-1 (File No. 33-92778) and incorporated herein by reference).
4.2          Registration Rights Agreement among the Company, Ronald J. Muns, Randall W. Casto and
             David Russell dated as of February 27, 1996 (filed as Exhibit 7.05 to the Company's Report on
             Form 8-K and incorporated herein by reference).
5.1*         Opinion of Testa, Hurwitz & Thibeault, LLP
23.1*        Consent of Arthur Andersen LLP
23.2*        Consent of Arthur Andersen LLP
23.3*        Consent of Shechtman, Marks, Devor & Etskovitz, P.C.
23.4*        Consent of Price Waterhouse
23.5*        Consent of Ernst & Young
23.6*        Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).
24.1*        Power of Attorney (see page II-4).

- --------
* Filed herewith.

ITEM 17. UNDERTAKINGS.

  (a)The undersigned Registrant hereby undertakes:

  (1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

  (i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania, on September 13, 1996.

                                        ASTEA INTERNATIONAL INC.

                                        By:  /s/ Zack B. Bergreen
                                            ----------------------------
                                            Zack B. Bergreen
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

  We, the undersigned officers and directors of Astea International Inc., hereby severally constitute and appoint Zack B. Bergreen and Leonard W. von Vital, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Astea International Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE(S)                   DATE

    /s/ Zack B. Bergreen       President and Chief Executive    September 13,
- -----------------------------  Officer and Director                  1996
      Zack B. Bergreen         (Principal Executive Officer)

  /s/ Leonard W. von Vital     Vice President, Chief            September 13,
- -----------------------------  Financial Officer (Principal          1996
    Leonard W. von Vital       Executive Officer)

    /s/ Joseph J. Kroger       Director                         September 13,
- -----------------------------                                        1996
      Joseph J. Kroger

                               Director
- -----------------------------
       Bruce R. Rusch

    /s/ Reuben Wasserman       Director                         September 13,
- -----------------------------                                        1996
      Reuben Wasserman